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                                           EXHIBIT 10-35














                          AMENDMENT NO. 1

                                to

         THE ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

                                of

             NEW YORK STATE ELECTRIC & GAS CORPORATION
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          The Annual Executive Incentive Compensation
     Plan of New York State Electric & Gas Corporation (the
     "Plan") is hereby amended, effective as of January 7, 1994, as follows:

               1. The following new Articles XIII and XIV are added to the Plan:

          XIII.  Payments upon a Change in Control

          A.  Calculation of Payments

               Notwithstanding any other provisions hereof
                    (including, without limitation, Article IX hereof), if a Change in Control (as defined in Section B of this Article XIII) shall occur, the following shall be paid, in cash, no later than the tenth (10th) day following such Change in Control:

                         (i) all incentive awards for any
                    completed fiscal year of the Company which preceded the Change in Control, which awards have been finally determined but not yet either
                    (x) distributed or (y) deferred pursuant to the Deferred Compensation Plan for Salaried Employ-ees,

                         (ii) if, at the time of the Change in
                    Control, the Board of Directors has not yet finally determined the incentive awards with respect to the fiscal year of the Company imme-diately preceding the fiscal year in which the Change in Control occurs, an incentive award with respect to such fiscal year, determined by the Board of Directors in accordance with the provisions of the preceding Articles hereof, and

                         (iii) an incentive award with respect
                    to the fiscal year of the Company in which the Change in Control occurs which shall be calcu-lated by (x) assuming that the Threshold Mea-sure for such fiscal year has been met and using such adjustments to the Variable Measure as the Committee has provided and the Board of Directors has approved prior to the Change in Control, and (y) multiplying the result so ob-tained by a fraction the numerator of which is the number of days elapsed from the beginning of such fiscal year until the Change in Control and the denominator of which is three hundred and sixty-five (365).

          B.  Definition of a Change in Control

               A "Change in Control" shall be deemed to have
                    occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                         (i)  any Person (as defined in this
                    Section B) is or becomes the Beneficial Owner (as defined in this Section B), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) represent-ing 25% or more of the combined voting power of the Company's then outstanding securities; or

                         (ii)  during any period of two con-
                    secutive years (not including any period prior to January 7, 1994), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii) or (iv) of this Change in Control definition) whose election by the Board of Directors or nomination for election by the Company's stock-holders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the begin-ning of the period or whose election or nomina-tion for election was previously so approved, cease for any reason to constitute a majority thereof; or

                         (iii)  the shareholders of the Compa-
                    ny approve a merger or consolidation of the Company with any other corporation, other than
                    (x) a merger or consolidation which would re-sult in the voting securities of the Company outstanding immediately prior thereto continu-ing to represent (either by remaining outstand-ing or by being converted into voting securi-ties of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securi-ties of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                         (iv)  the shareholders of the Company
                    approve a plan of complete liquidation of the Company or an agreement for the sale or dispo-sition by the Company of all or substantially all the Company's assets.

               For purposes of the definition of Change in
                    Control in this Section B:

               "Beneficial Owner" shall have the meaning de-
                    fined in Rule 13d-3 under the Exchange Act.

               "Exchange Act" shall mean the Securities Ex-
                    change Act of 1934, as amended from time to time.

               "Person" shall have the meaning given in Sec-
                    tion 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwrit-er temporarily holding securities pursuant to an offering of such securities, or (iv) a cor-poration owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          XIV.  Plan Administration After a Change in Control

               Notwithstanding any other provisions of the
                    Plan (including, without limitation, Sections VI(B) and XII hereof), upon and after the oc-currence of a Change in Control, neither the Board of Directors nor the Committee shall be authorized to, and no termination, suspension, modification or amendment of the Plan shall be permitted to, amend or modify the terms and provisions (including, without limitation, the payment provisions) of any incentive awards theretofore made to participants in any way which adversely affects the rights of such participants.